EXHIBIT 5.1



                                                              October 18, 1996




ARC Capital
2067 Commerce Drive
Medford, OR 97504

     Re: Registration Statement on Form S-3

Gentlemen/Ladies:

     We have acted as counsel for ARC Capital (the "Company") in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (File No. 333-10847) under the Securities Act of 1933, as amended (the "Registration Statement"), in connection with the registration of 6,128,538 shares (the "Additional Shares") of the Company's Class A common stock, no par value (the "Common Stock"), consisting of (i) 3,752,000 shares issuable upon conversion of notes issued in private placements (the "Notes"), (ii) 2,015,000 shares of Common Stock issuable upon exercise of Common Stock Purchase Warrants (the "Warrants"), and (iii) 361,538 shares of Common Stock issuable upon the exercise of certain stock options granted to directors of, and consultants to, the Company (the "Options").

     For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Notes, Warrants and Options and of such other documents, corporate records, certificates of public officials and other instruments relating to the adoption and implementation of the Notes, Warrants and Options as we deemed necessary or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     Based on the foregoing examination, we are of the opinion that the Additional Shares are duly authorized and when issued and paid for in accordance with the terms of the Notes, Warrants and Options, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references therein to our firm. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of said Act.

                                                     Very truly yours,


                                                     Troy & Gould
                                                     Professional Corporation